                                                                   Exhibit 4.4.4

                          REGISTERED GLOBAL SENIOR NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO CAPITAL ONE BANK (THE "BANK") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AND, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, IT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

SENIOR NOTE: THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF CAPITAL ONE BANK (THE "BANK"). THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS, INCLUDING ITS DOMESTIC (U.S.) DEPOSITS, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW. THIS NOTE DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER INSURER.

THIS NOTE IS ISSUABLE ONLY IN MINIMUM DENOMINATIONS OF US$100,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF US$100,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF US$1,000 IN EXCESS THEREOF OF THIS NOTE AT ALL TIMES.

No.  R-                                                     REGISTERED
        ---------
CUSIP No.: 14040NAC6
           ----------
ISIN No.: US14040NAC65
          ------------
Common Code: 011315445
             ---------

                                CAPITAL ONE BANK
                                GLOBAL BANK NOTE
                            (Registered Global Note)

ORIGINAL ISSUE DATE:        June 22, 2000  PRINCIPAL AMOUNT:$800,000,000

                                           SPECIFIED CURRENCY:

MATURITY DATE:              June 15, 2005  |_| U.S. dollar

|_| FIXED RATE NOTE                        |_|  Other:

|_| FLOATING RATE NOTE

CAPITAL ONE BANK, a bank organized under the laws of the Commonwealth of Virginia (the "Bank"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount specified above as adjusted in accordance with Schedule 1 hereto, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof under the caption "Fixed Rate Interest Provisions," if this Note is designated as a "Fixed Rate Note" above, or (ii) in accordance with the provisions set forth on the reverse hereof under the caption "Floating Rate Interest Provisions," if this Note is designated as a "Floating Rate Note" above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement attached hereto (the "Pricing Supplement"), and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment or interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or any predecessor Note) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day (as defined on the reverse hereof)) next preceding the applicable Interest Payment Date (unless otherwise specified in the Pricing Supplement) (each, a "Regular Record Date"); provided, however, that interest payable at Maturity (as defined on the reverse hereof) will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and shall instead be payable to the person in whose name this Note (or any predecessor Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the "Special Record Date") to be fixed by the Registrar (as defined below), notice whereof shall be given by the Registrar to the holder of this Note not less than 15 calendar days prior to such Special Record Date.

This Note is one of a duly authorized issue of the Bank's notes due from 30 days to 30 years or more from date of issue (the "Notes"). The Notes are issued in accordance with the Global Agency Agreement, dated as of June 6, 2000 (the "Global Agency Agreement"), among the Bank and The Chase Manhattan Bank as paying agent (the "Domestic Paying Agent") and as registrar (the "Registrar"), The Chase Manhattan Bank, London Branch, as paying agent (the "London Paying Agent") and as issuing agent (the "London Issuing Agent") and Chase Manhattan Bank Luxembourg S.A. as transfer agent (the "Transfer Agent"), as paying agent (the "Luxembourg

Paying Agent", together with the Domestic Paying Agent and the London Paying Agent, the "Paying Agents", and individually, a "Paying Agent") and Kredietbank S.A. Luxembourgeoise as listing agent (the "Listing Agent"). The terms Domestic Paying Agent, Registrar, London Paying Agent, London Issuing Agent, Luxembourg Paying Agent, Transfer Agent and Listing Agent shall include any additional or successor agents appointed in such capacities by the Bank.

The Bank shall cause to be kept at the office of the Registrar designated below a register (the register maintained in such office or any other office or agency of the Registrar, herein referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Notes issued in registered form and of transfers of such Notes. The Bank has initially appointed The Chase Manhattan Bank, acting through its principal office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as "Registrar" for the purpose of registering Notes issued in registered form and transfers of such Notes. The Bank reserves the right to rescind such designation at any time, and to transfer such function to another bank or financial institution.

The transfer of this Note is registrable in the Note Register, upon surrender of the Note for registration of transfer at the office or agency of the Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing.

Payment of principal of, and premium, if any, and interest on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of a Paying Agent maintained for that purpose; provided, that this Note is presented to such Paying Agent in time for such Paying Agent to make such payment in accordance with its normal procedures. Payments of interest an this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to a Paying Agent by the person entitled to such payments.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to "this Note," "hereof," "herein" and comparable terms shall include the Pricing Supplement attached hereto.

Unless the certificate of authentication hereon has been executed by the Registrar, by manual signature of an authorized signatory, this Note shall not be valid or obligatory for any purpose.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the Bank has caused this Note to be duly executed.

                                CAPITAL ONE BANK


                                By:
                                   ---------------------------------------
                                   Name:
                                   Title:

Dated:

REGISTRAR'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Global Agency Agreement.

THE CHASE MANHATTAN BANK,
as Registrar

By:
    --------------------------
   Name:
   Title:

PRICING SUPPLEMENT DATED JUNE 15, 2000
(to be read in conjunction with the Offering Circular Supplement dated June 15, 2000 and the Offering Circular dated June 6, 2000)

                                Capital One Bank
               (a Bank Organized Pursuant to the Laws of Virginia)

                               Global Bank Notes

                           Fixed Rate Notes due 2005

This Pricing Supplement should be read in conjunction with the Offering Circular Supplement dated June 15, 2000 and the Offering Circular, dated June 6, 2000 (together, the "Offering Circular"), relating to the U.S.$5,000,000,000 Global Bank Note Program of Capital One Bank. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Offering Circular.

[Include whichever of the following apply]

  DESCRIPTION OF THE NOTES
      1.          Specified Currency and Principal Amount:  US $800,000,000
      2.          Senior or Subordinated:  Senior
      3.          Original Issue Date: June 22, 2000
      4.          Stated Maturity Date: June 15, 2005
      5.          Issue Price:  99.622%
      6.    (a) Authorized Denomination(s): $100,000 and integral multiples of $1,000 in excess thereof
            (b) Redenomination (Yes/No):  No    [If yes, give details]
      7.          Form of Note (Registered or Bearer):  Registered
      8.    (a) Series Number:  2
            (b) If forming part of an existing Series (Yes/No): [If yes, give details]
      9.          Interest Period:
                  |_| One Month
                  |_| Three Months
                  |_| Six Months
                  |_| Twelve Months
                  |_| Other (Specify Number of Months):
      10.         Interest Payment Date(s): June 15  and December 15

      11. Record Dates (for Registered Notes with Maturities Greater than One Year): the June 1 and the December 1 preceding each Interest Payment Date
      12.         Exchange Rate Agent (Registered Notes and Dual Currency
                  Notes):
      13.         Default Rate (if other than Interest Rate):     % per annum
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
FIXED RATE NOTES
      14.         Interest Rate:  8 1/4% per annum
      15.         Day Count Convention:
                  |_| 30/360 for the period from June 22, 2000 to June 15,
                  2005
                  |_| Actual/360 for the period from _________ to ________
                  |_| Actual/Actual for the period from ________ to ________ |_| Other (specify convention and applicable period):
FLOATING RATE NOTES
      16.         Interest Rate Determination:
                  |_| ISDA Rate
                  |_| Reference Rate Determination
      17.         Calculation Agent, if not The Chase Manhattan Bank:
      18.         Maximum Interest Rate:  % per annum
      19.         Minimum Interest Rate:  % per annum
      20.         Day Count Convention:
                  |_| 30/360 for the period from _________ to __________
                  |_| Actual/360 for the period from _________ to __________
                  |_| Actual/Actual for the period from _________ to __________ |_| Other (specify convention and applicable period):
      21.         Business Day Convention:
                  |_| Floating Rate Convention
                  |_| Following Business Day Convention
                  |_| Modified Following Business Day Convention
                  |_| Preceding Business Day Convention
                  |_| Other (specify):
ISDA RATE
      22.         Margin: [+/-] % per annum
      23.         Floating Rate Option:

      24.         Designated Maturity:
      25.         Reset Date:
REFERENCE RATE DETERMINATION
      26.         Initial Interest Rate:
      27.         Index Maturity:
      28.         Interest Rate Basis or Bases:
                  If CMT Rate:  Specified CMT Telerate Page:
                                Specified CMT Maturity Index:
                  If EURIBOR:
                  If LIBOR:     |_| LIBOR Telerate
                                |_| LIBOR Reuters
      29.         Index Currency:
      30.         Spread: [+/-] %
      31.         Spread Multiplier:
      32.         Initial Interest Reset Date:
      33.         Interest Determination Period:
      34.         Interest Reset Dates:
      35.   Interest Calculation:
                  |_| Regular Floating Rate Note
                  |_| Floating Rate/Fixed Rate Note
                  Fixed Rate Commencement Date:
                  Fixed Interest Rate:    % per annum
                  |_| Inverse Floating Rate Note:
                  Fixed Interest Rate:    % per annum
PROVISIONS REGARDING REDEMPTION/REPAYMENT
      36.         Initial Redemption Date:
      37.         Initial Redemption Percentage:
      38.         Annual Redemption Percentage Reduction:
      39.         Holder's Optional Repayment Date(s):
DISCOUNT NOTES (INCLUDING ZERO COUPON NOTES)
      40.         Discount Note (Yes/No):
                  If Yes: Total Amount of OID:
                  Yield to Maturity:
                  Initial Accrual Period: %

                  Issue Price:
INDEXED NOTES
      41.   Index: [give details]
      42.   Formula:
      43. Agent, if any, responsible for calculating the principal and/or interest payable:
      44. Provisions where calculation by reference to Index and/or Formula is impossible or impracticable:
DUAL CURRENCY NOTES
      45.         Dual Currency Notes (Yes/No):
                  If Yes: Face Amount:
                  Face Amount Currency:
                  Optional Payment Currency:
                  Option Election Dates: [give details]
      46.         Designated Exchange Rate:
      47.         Option Value Calculation Agent:
      48. Agent, if any, responsible for calculating the principal and/or interest payable:
INSTALLMENT NOTES
      49.         Additional provisions relating to Installment Notes:
PARTLY PAID NOTES
      50.         Additional provisions relating to Partly Paid Notes:
GENERAL PROVISIONS
      51.         Additional or different Paying Agents:
      52.         Additional or different Registrars:
      53.         Additional or different London Issuing Agents:
      54.         Additional or different Transfer Agents:
      55. "Business Day" definition (if other than as defined in the Offering Circular):
      56. Cost, if any, to be borne by Noteholders in connection with exchanges for Definitive Bearer Notes:
      57. Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (Yes/No) and dates on which such Talons mature:

                                     [If yes, give details]
      58.         Additional selling restrictions: [give details]
      59.         CUSIP:  14040NAC6
                  ISIN:  US14040NAC65
                  Common Code:  011315445

                  Other (specify):
      60. Details of additional/alternative clearance system approved by the Bank:
      61.         Notes to be listed (Yes/No):  Yes
            If Yes, securities exchange(s):  Luxembourg
      62.         Syndicated Issue (Yes/No):Yes
            If Yes, names of managers and details of relevant stabilizing manager, if any: J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.
      63.         Clearance System(s):
                  |_| DTC only
                  |_| Euroclear and Clearstream, Luxembourg only
                  |_| DTC, and Euroclear and Clearstream, Luxembourg through DTC |_| DTC, Euroclear and Clearstream, Luxembourg
                  |_| Other:
      64. Name(s) of relevant Distribution Agent(s): J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Barclays Capital Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated

      65.         Other terms or special conditions:
      66.         Tax considerations:
      67.               Discount or Commission per Note:  .350%
      68.               Selling Concession per Note:  .200%
      69.               Reallowance per Note:  .150%

                                [Reverse of Note]

The Notes are issuable only in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums). This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination specified in the Pricing Supplement (or, if this Note is in definitive form, specified on the face hereof).

Unless otherwise provided herein (or, if this Note is in global form, in the Pricing Supplement), the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of debts). If this Note is a DTC Global Note and the Specified Currency indicated on the face hereof is other than U.S. dollars, any such amounts paid by the Bank will be converted by The Chase Manhattan Bank, as Exchange Rate Agent, or such other agent as may be specified in the Pricing Supplement (or, if this Note is in definitive form, specified on the face hereof), which for these purposes shall act as currency exchange agent (the "Exchange Rate Agent"), into U.S. dollars for payment to the holder of this Note.

If this Note is a DTC Global Note and the Specified Currency indicated on the face hereof is other than the U.S. dollar, any U.S. dollar amount to be received by the holder of this Note will be based on the Exchange Rate Agent's bid quotation as of 11:00 a.m., London time, on the second day on which banks are open for business in London, New York City and Glen Allen, Virginia, preceding the applicable payment date, for the purchase of U.S. dollars with the Specified Currency for settlement on such payment date of the aggregate amount of the Specified Currency payable to all holders of Notes denominated other than in the U.S. dollar scheduled to receive U.S. dollar payments. If such bid quotation is not available, the Exchange Rate Agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the Exchange Rate Agent for such purchase. If no such bids are available, payment of the aggregate amount due to the holder of this Note on the payment date will be made in the Specified Currency, subject to the other provisions of this Note relating to payment in such Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding upon the holder of this Note.

If this Note is a DTC Global Note and the Specified Currency indicated on the face hereof is other than the U.S. dollar, the holder of this Note may elect to receive payment of principal (and premium, if any) and interest on this Note in the Specified Currency indicated on the face hereof by submitting a written notice to the Paying Agents prior to 5:00 pm, New York City time, on the fifth Business Day following the applicable Record Date in the case of interest and the tenth calendar day prior to the payment date for the payment of principal. Such notice, which may be mailed or hand delivered or sent by cable, telex or facsimile transmission, shall contain (i) the holder's election to receive all or a portion of such payment in the Specified Currency on the relevant Interest Payment Date or Maturity, as the case may be, and (ii) wire transfer instructions to an account denominated in the Specified Currency with respect to any payment to be made in the Specified Currency. Any such election made with respect to this Note by the holder will remain in effect with respect to any further payments of principal of, and premium, if any, and interest on this Note payable to the holder of this Note unless such election is revoked on or prior to the fifth Business Day following the applicable Record Date in the case of interest and the tenth calendar day prior to the payment date for the payment of principal.

If (i) this Note is a DTC Global Note and the holder of this Note shall have duly made an election to receive all or a portion of a payment of principal of, and premium, if any, or interest on this Note in the Specified Currency indicated on the face hereof, or (ii) if this Note is not a DTC Global Note, in the case of (i) or (ii) in the event the Specified Currency indicated on the face hereof has been replaced by another currency (a "Replacement Currency"), any amount due pursuant to this Note may be repaid, at the option of the Bank, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion.

If the Specified Currency indicated on the face hereof is other than the U.S. dollar and (i) this Note is a DTC Global Note and the holder of this Note shall have duly made an election to receive all or a portion of a payment of principal of, and premium, if any, or interest on this Note in the Specified Currency indicated on the face hereof, or (ii) if this Note is not a DTC Global Note, in the case of (i) or (ii) if such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Bank, the Bank will be entitled to satisfy its obligations to the holder of this Note by making such payments of principal of (and premium, if any) or interest on this Note in U.S. dollars until, in the sole discretion of the Bank, the Specified Currency is again available. In such circumstances, the U.S. dollar amount to be received by the holder of this Note will be made on the basis of the most recently available bid quotation from a leading foreign exchange bank in London or New York City selected by the Exchange Rate Agent, for the purchase of U.S. dollars with the Specified Currency for settlement on such payment date of the aggregate amount of the Specified Currency payable to all holders of Notes denominated other than in the U.S. dollar scheduled to receive U.S. dollar payments. Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an "Event of Default" with respect to this Note.

The Chase Manhattan Bank shall initially act as domestic paying agent (the "Domestic Paying Agent") and the Bank has initially appointed The Chase Manhattan Bank, London Branch, acting through its specified office in London as London paying agent (the "London Paying Agent") and Chase Manhattan Bank Luxembourg S.A. as Luxembourg paying agent (the "Luxembourg Paying Agent" and together with the Domestic Paying Agent and the London Paying Agent, the "Paying Agents," and each individually, a "Paying Agent," and such terms shall include any additional or successor paying agents appointed pursuant to the Global Agency Agreement (as defined on the face hereof)) in respect of the Notes. If this Note is in registered form, this Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of any Paying Agent maintained for that purpose. The Bank may at any time rescind any designation of a Paying Agent, appoint any additional or successor Paying Agents or approve a change in the office through which a Paying Agent acts.

Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments on registered Notes to be made in a Specified Currency other than the U.S. dollar and payments on bearer Notes will be made by a check in the Specified Currency drawn on or by wire transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the Principal Financial Center of the country of the Specified Currency, provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account located in, the United States of America or its possessions by any office or agency of the Bank or any Paying Agent.

Fixed Rate Interest Provisions

If this Note is designated as a "Fixed Rate Note" on the face hereof, the Bank will pay interest on each Interest Payment Date specified in the Pricing Supplement (or, if this Note is in definitive form, specified on the face hereof) and on the Maturity Date or any Redemption Date (as defined below) or Holder's Optional Repayment Date (as defined below) (each such Maturity Date, Redemption Date and Holder's Optional Repayment Date and the date on which the principal or an installment of principal is due and payable by declaration of acceleration as provided herein being hereinafter referred to as a "Maturity" with respect to the principal repayable on such date), commencing on the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or if the Original Issue Date is between a Record Date and the Interest Payment Date immediately following such Record Date, on the Second Interest Payment Date following the Original Issue Date), at the Interest Rate per annum specified in the Pricing Supplement (or, if this Note is in definitive form, specified on the face hereof), until the principal hereof is paid or duly made available for payment.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity, as the case may be. Unless otherwise specified in the Pricing Supplement (or, if this note is in definitive form, on the face hereof), if the Maturity Date specified on the face hereof falls more than one year from the Original Issue Date, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement (or, if this Note is in definitive form, on the face hereof) if the Maturity Date specified on the face hereof falls one year or less from the Original Issue Date, interest payments for this Note shall be computed and paid on the basis of the actual number of days in the year divided by 360.

Unless otherwise provided herein, if any Interest Payment Date or the Maturity of this Note falls on a day which is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity, as the case may be.

Floating Rate Interest Provisions

If this Note is designated as a "Floating Rate Note" on the face hereof, the Bank will pay interest on each Interest Payment Date specified in the Pricing Supplement (or, if this Note is in definitive form specified on the face hereof) and at Maturity, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or, if the Original Issue Date is between a Record Date and the Interest Payment Date immediately following such Record Date, on the second Interest Payment Date following the Original Issue Date), at a rate per annum determined in accordance with the provisions hereof (and, if this Note is in global form, in accordance with the Pricing Supplement), until the principal hereof is paid or duly made available for payment.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity, as the case may be (each such period, an "Interest Period").

Unless otherwise specified herein (or, if this Note is in global form, in the Pricing Supplement), if any Interest Payment Date (or other date which is subject to adjustment in accordance with a Business Day Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement)) in respect of this Note (other than an Interest Payment Date at Maturity) would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is:

      (1) the "Floating Rate Convention," such Interest Payment Date (or other date) shall be postponed to the next succeeding day which is a Business Day unless it would thereby fall into the next succeeding calendar month, in which event (A) such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day and (B) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Payment Period on the face hereof after the preceding applicable Interest Payment Date (or other date) occurred; or

      (2) the "Following Business Day Convention," such Interest Payment Date (or other date) shall be postponed to the next succeeding day which is a Business Day; or

      (3) the "Modified Following Business Day Convention," such Interest Payment Date (or other date) shall be postponed to the next succeeding day that is a Business Day unless it would thereby fall into the next succeeding calendar month, in which event such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day; or

      (4) the "Preceding Business Day Convention," such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day.

If the Maturity of this Note falls on a day that is not a Business Day, the related payment of principal of (and premium, if any) and interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity.

If "ISDA Rate" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) in connection with the determination of the rate of interest on this Note, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate (as defined below) plus or minus the Margin, if any, specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), "ISDA Rate" means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent or other person specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) pursuant to an interest rate swap transaction if the Calculation Agent or that other person were acting as calculation agent for that swap transaction in accordance with the terms of an agreement in the form of the Interest Rate and Currency Exchange Agreement published by the International Swaps and Derivatives Association, Inc. (the "ISDA Agreement") and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions (as defined below) and under which:

      (A) the Floating Rate Option is as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement);

      (B) the Designated Maturity is the period specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), and

      (C) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate for a currency or on the Euro-zone inter-bank offered rate ("EURIBOR") for a currency, the first day of that Interest Period or (ii) in any other case, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement).

As used in this paragraph, "Floating Rate," "Calculation Agent," "Floating Rate Option," "Designated Maturity," and "Reset Date" have the meanings ascribed to those terms in the ISDA Definitions.

If "Reference Rate Determination" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) in connection with the determination of the rate of interest on this Note, this Note will bear interest at a rate per annum equal to the Initial Interest Rate specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) until the Initial Interest Reset Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) and thereafter at a rate per annum determined as follows:

1. If this Note is designated as a "Regular Floating Rate Note" on the face hereof (or, if this Note is in global form, in the Pricing Supplement) or if no designation is made for Interest Calculation on the face hereof (or, if this Note is in global form, in the Pricing Supplement), then, except as described below (or, if this Note is in global form, in the Pricing Supplement), this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof (or, if this Note is in global form, in the Pricing Supplement). Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement); provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

2. If this Note is designated as a "Floating Rate/Fixed Rate Note" on the face hereof (or, if this Note is in global form, in the Pricing Supplement), then, except as described below (or, if this Note is in global form, in the Pricing Supplement), this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof (or, if this Note is in global form, in the Pricing Supplement). Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement); provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) to the Maturity Date shall be the Fixed Interest Rate, if such a rate is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

3. If this Note is designated as an "Inverse Floating Rate Note" on the face hereof (or, if this Note is in global form, in the Pricing Supplement), then, except as described below (or, if this Note is in global form, in the Pricing Supplement), this Note shall bear interest equal to the Fixed Interest Rate indicated on the face hereof (or, if this Note is in global form, in the Pricing Supplement) minus the rate determined by reference to the applicable Interest Rate Basis or Bases specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof (or, if this Note is in global form, in the Pricing Supplement); provided, however, that, unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement); provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

Except as provided above, if "Reference Rate Determination" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) in connection with the determination of the rate of interest on this Note, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Reset Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be adjusted in accordance with the Business Day Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement).

Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the J.J. Kenny Rate, and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the "Interest Determination Date" with respect to EURIBOR will be the second day on which the TARGET system is open immediately preceding each Interest Reset Date; the "Interest Determination Date" with respect to LIBOR shall be the second London Banking Day (as defined below) preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the Interest Reset Date.

Determination of CD Rate. If an Interest Rate Basis for this Note is the CD Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as published in H.15(519) (as defined below) under the heading "CDs (Secondary Market)". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as published in
H.15 Daily Update (as defined below), or another recognized electronic source used for the purpose of displaying that rate, under the heading "CDs (secondary market)". If such rate is published neither in H.15(519) nor in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, the CD Rate for such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined on such CD Rate Interest Determination Date will be the CD Rate in effect on such date.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

Determination of CMT Rate. If an Interest Rate Basis for this Note is the CMT Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the CMT Rate shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") in accordance with the following provisions:

(i) If "CMT Telerate Page 7051" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as set forth in H.15(519) under the caption "Treasury Constant Maturities," as such yield is displayed on Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace such page on such service) ("Telerate Page 7051") for such CMT Rate Interest Determination Date. If such rate does not appear on Telerate Page 7051, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption "Treasury Constant Maturities". If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity as may then be published by either the Board of

Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If the Board of Governors of the Federal Reserve System or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

(ii) If "CMT Telerate Page 7052" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as set forth in H.15(519) opposite the caption "Treasury Constant Maturities," as such yield is displayed on Telerate, Inc. (or any successor service) on page 7052 (or any other page as may replace such page on such service ) ("Telerate Page 7052") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on the Telerate Page 7052, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), average yield for United States Treasury securities at "constant maturity" having the Index Maturity and for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption "Treasury Constant Maturities". If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), average yield for United States Treasury securities at "constant maturity" having the Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), average yield on United States Treasury securities at "constant maturity" having the Index Maturity for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity, a remaining term to maturity of no more than 1 year shorter than the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five such Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity longer than the Index Maturity, a remaining term to maturity closest to the Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity have remaining terms to maturity equally close to the Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

Determination of Commercial Paper Rate. If an Interest Rate Basis for this Note is the Commercial Paper Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Commercial Paper Rate shall be determined as of the applicable

Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

      Money Market Yield =           D x 360          x 100
                            --------------------------
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Determination of Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on the related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

"Telerate Page 7058" means the display designated as page "7058" on the Bridge Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average costs of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

Determination of EURIBOR. If an Interest Rate Basis for this Note is EURIBOR, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), EURIBOR shall be determined as of the applicable Interest Determination Date (a "EURIBOR Interest Determination Date"), in accordance with the following provisions:

(i) With respect to any EURIBOR Interest Determination Date, EURIBOR will be:

            (a) the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI--The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified on the face hereof (or if this Note is in global form, in the Pricing Supplement), commencing on the applicable Interest Reset Date, as that rate appears on Telerate, Inc., or any successor service, on page 248 (or any other page as may replace such page on such service) ("Telerate Page 248") as of 11:00 a.m., Brussels time, on the applicable EURIBOR Interest Determination Date.

            (b) if the rate referred to in clause (a) above does not appear on Telerate Page 248, or is not so published by 11:00 a.m., Brussels time, on the applicable EURIBOR Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined hereinafter) offices of four major banks in the Euro-zone interbank market, in the European interbank market, to provide the Calculation Agent with its offered quotation for deposits in euro for the period of the Index Maturity designated on the face hereof (or if this Note is in global form, in the Pricing Supplement), commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

            (c) if fewer than two quotations referred to in clause (b) above are provided, EURIBOR for such EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Eurozone for loans in euro to leading European banks, having the Index Maturity designated on the face hereof (or if this Note is in global form, in the Pricing

      Supplement), commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S.$1,000,000 in euro that is representative for a single transaction in euro in such market at such time.

            (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c) above, EURIBOR determined as of such EURIBOR Interest Determination Date shall be EURIBOR in effect on such EURIBOR Interest Determination Date.

      "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

Determination of Federal Funds Rate. If an Interest Rate Basis for this Note is the Federal Funds Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 p.m., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of J.J. Kenny Rate. If an Interest Rate Basis for this Note is the J.J. Kenny Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the J.J. Kenny Rate shall be determined as of the applicable Interest Determination Date (a "J.J. Kenny Interest Determination Date") as the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index Maturity is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (i) variable on a weekly basis, (ii) exempt from Federal income taxation under the Code, and (iii) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

Determination of LIBOR. If an Interest Rate Basis for this Note is LIBOR, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date"), in accordance with the following provisions:

(i) if "LIBOR Telerate" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), commencing on such Interest Reset Date, that appears on the Designated LIBOR Page (as defined hereinafter) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined hereinafter) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal

Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (as defined hereafter) selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

"Designated LIBOR Currency" means the currency specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), United States dollars.

"Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

"Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

"London Banking Day" means any day (other than a Saturday or Sunday) on which dealings in deposits in the Index Currency are transacted in the London interbank market.

Determination of Prime Rate. If an Interest Rate Basis for this Note is the Prime Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined hereinafter) as such bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or such other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of Treasury Rate. If an Interest Rate Basis for this Note is the Treasury Rate, as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof under the caption "INVESTMENT RATE" on the display on Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined hereinafter) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If such rate is not so published in
H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index

Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

      Bond Equivalent Yield =        D x N         X 100
                              ---------------------
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the interest factor for each such day shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is "30/360" for the period specified thereunder, or by dividing the applicable per annum interest rate by 360 if the Day Count Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is "Actual/360" for the period specified thereunder, or by dividing the applicable per annum interest rate by the actual number of days in the year if the Day Count Convention specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is "Actual/Actual" for the period specified thereunder. If no Day Count Convention is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the interest factor for each day in the relevant Interest Period shall be computed, if an Interest Rate Basis specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is the CMT Rate, EURIBOR, or Treasury Rate or if the Specified Currency indicated on the face hereof (or, if this Note is in global form, in the Pricing Supplement) is Sterling, as if "Actual/Actual" had been specified thereon and, in all other cases, as if "Actual/360" had been specified thereon. Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), if interest on this Note is to be calculated with reference to two or more Interest Rate Bases as specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), if "Reference Rate Determination" is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) in connection with the determination of the rate of interest on this Note, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest

Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be. All calculations in respect of determining the interest rate applicable to this Note (other than any calculations made by the Exchange Rate Agent) shall be made by the Calculation Agent specified on the face hereof (or, if this Note is in global form, the Pricing Supplement) or such successor thereto as is duly appointed by the Bank. The determination of any interest rate by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding upon the holder hereof.

All percentages resulting from any calculation on this Note would be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655%) and 9.876544% (or
0.09876544) would be rounded to 987654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, if the Specified Currency is other than dollars, to the nearest unit (with one-half cent or unit being rounded upward).

At the request of the holder hereof, the Calculation Agent shall provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective for the next Interest Period.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Redemption at the Option of the Bank

Unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), this Note will not be subject to any sinking fund. This Note may be redeemed by the Bank either in whole or in part on and after the Initial Redemption Date, if any, specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). If no Initial Redemption Date is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), this Note may not be redeemed prior to the Maturity Date except as provided below in the event that any Additional Amounts (as defined below) are required to be paid by the Bank with respect to this Note. On and after the Initial Redemption Date, if any, this Note may be redeemed in increments of US$1,000 (or, if the Specified Currency indicated on the face hereof is other than the United States dollar, in such Authorized Denominations specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement)) at the option of the Bank at the applicable Redemption Price (as defined below) together with unpaid interest accrued hereon at the applicable rate borne by this Note to the date of redemption (each such date, a "Redemption Date"), on written notice given by or on behalf of the Bank not more than 60 nor less than 30 calendar days prior to the Redemption Date (unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement)); provided, however, that, in the event of redemption of this Note in part only, the unredeemed portion thereof shall be an Authorized Denomination specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender of this Note, or, where applicable, an appropriate notation will be made on the schedule attached hereto for such notations.

The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) by the Annual Redemption Percentage Reduction, if any, specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Repayment at the Option of the Holder

This Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof on any Holder's Optional Repayment Date(s), if any, specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). If no Holder's Optional Repayment Date is specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), this Note will not be repayable at the option of the holder hereof prior to the Maturity Date. On any Holder's Optional Repayment Date, this Note will be repayable in whole or in part in increments of US$1,000 (or, if the Specified Currency indicated on the face hereof is other than the U.S. dollar, in such Authorized Denominations specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement)) at the option of the holder hereof at the repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be an Authorized Denomination specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement). For this Note to be repaid in whole or in part at the option of the holder hereof on a Holder's Optional Repayment Date, this Note must be delivered, with the form entitled "Option to Elect Repayment" attached hereto duly completed, to the Domestic Paying Agent or the London Paying Agent (as appropriate in accordance with such attached form) at the address set forth on such form or at such other address which the Bank shall from time to time notify the holders of the Notes not more than 60 nor less than 30 days prior to such Holder's Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the holder hereof upon the surrender hereof, or, where applicable, an appropriate notation will be made on the schedule attached hereto for such notations. Exercise of such repayment option by the holder hereof shall be irrevocable.

Additional Amounts

All payments of principal (and premium, if any) and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Bank will (subject to certain limitations and exceptions set forth below) pay to the holder hereof on behalf of an owner of a beneficial interest herein (an "Owner") who is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary so that every net payment of principal (and premium, if any) or interest made to the holder hereof on behalf of such Owner, after such withholding or deduction, will not be less than the amount provided for in this Note with respect to such Owner's interest; provided, however, that the Bank shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Owner, if such Owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein, or (ii) the presentation of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

            (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

            (c) any tax, fee, duty, assessment or other governmental charge imposed by reason of such Owner's past or present status as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

            (d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to this Note;

            (e) any tax, fee, duty, assessment or other governmental charge imposed on interest received by anyone who owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Bank;

            (f) any tax, fee, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal (and premium, if any) or interest with respect to this Note, if such payment can be made without such withholding by any other Paying Agent with respect to this Note;

            (g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder hereof or of such Owner, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

            (h) any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid to any holder of this Note on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or Owner would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or Owner been the sole Owner of this Note.

As used herein, the term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

If this Note is in bearer form and the Bank shall determine, based upon a written opinion of independent counsel selected by the Bank, that any payment made outside the United States by the Bank or any of its Paying Agents of the full amount of the next scheduled payment of either principal (and premium, if any) or interest due with respect to this Note would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to the Bank, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien) of any Owner of this Note who is a United States Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the Owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such Owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such Owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the Owner to or on behalf of such Owner, or (iii) would not be applicable to a payment made by any other paying agent of the Bank), the Bank shall redeem this Note as a whole but not in part at a redemption price equal to the principal amount hereof (or, if this is an Original Issue Discount Note, the Amortized Face Amount (as defined herein) hereof determined as of the date of redemption), together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after notice of such determination has been given as described herein. If the Bank becomes aware of an event that might give rise to such certification, information or other reporting requirements, the Bank shall, as soon as practicable, solicit advice of independent counsel selected by the Bank to establish whether such certification, information or other reporting requirements will apply and, if such requirements will, in the written opinion of such counsel, apply, the Bank shall give prompt notice of such determination (a "Tax Notice") stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, the Bank shall not redeem this Note if the Bank, based upon the written opinion of independent counsel selected by the Bank, shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case the Bank shall give prompt notice of such determination and any earlier redemption notice shall thereby be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a withholding, backup withholding tax or similar charge, the Bank may elect prior to giving the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that the Bank has elected to pay Additional Amounts rather than redeem this Note. In such event, the Bank will also pay as Additional Amounts such sums as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by the Bank or any of its Paying Agents of principal (and premium, if any) or interest due with respect to this Note to the bearer hereof who certifies to the effect that the beneficial owners of this Note are United States Aliens (provided that such certification shall not have the effect of communicating to the Bank or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owners) after deduction or withholding for or on account of such withholding, backup withholding tax or similar charge (other than a withholding, backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of the fact that the Bank or any of its Paying Agents has actual knowledge that the bearer hereof or any beneficial owner of this Note is not a United States Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of the third preceding paragraph, or (iii) is imposed as a result of presentation of this Note for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in this Note to be then due and payable. In the event the Bank elects to pay such Additional Amounts, the Bank will have the right, at its sole option, at any time, to redeem this Note, as a whole but not in part, at a redemption price equal to the principal amount hereof (or, if this is an Original Issue Discount Note, the Amortized Face Amount hereof determined as of the date of redemption), together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If the Bank has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, the Bank will redeem this Note in the manner and on the terms described in the preceding paragraph (except as provided below), unless the Bank elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances this Note is to be redeemed, the Bank will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If the

Bank has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, the Bank will redeem this Note in the manner and on the terms described in the preceding paragraph (except as provided below), unless the Bank elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances this Note is to be redeemed, the Bank will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

Whenever in this Note there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect hereof pursuant to the provisions of this Note and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as including Additional Amounts in those provisions hereof where such express mention is not made.

Except as specifically provided herein (or, if this Note is in global form, in the Pricing Supplement) (i) neither the Bank nor any Paying Agent shall be required to make, any payment with respect to any tax, fee, duty, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein; (ii) a Paying Agent on behalf of the Bank shall have the right, but not the duty, to withhold from any amounts otherwise payable to a holder of this Note such amount as is necessary for the payment of any such taxes, fees, duties, assessments or other governmental charges; and (iii) if such an amount is withheld, the amount payable to the holder of this Note shall be the amount otherwise payable reduced by the amount so withheld.

The Bank may redeem this Note in whole but not in part at any time at a redemption price equal to the principal amount hereof (or, if this is an Original Issue Discount Note, the Amortized Face Amount hereof determined as of the date of redemption), together with accrued interest to but excluding the date fixed for redemption, if the Bank shall determine, based upon a written opinion of independent counsel selected by the Bank, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated hereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of any such laws, regulations or rulings, which amendment or change is effective on or after the Original Issue Date, the Bank would be required to pay Additional Amounts on the occasion of the next payment due with respect to such Note.

Notice of intention to redeem this Note, in whole but not in part, pursuant to the immediately preceding paragraph will be given (i) if this Note is in registered form, to the registered holder of this Note at least once not less than 30 days nor more than 60 days prior to the date fixed for redemption or
(ii) if this Note is in bearer form, by publication in accordance with applicable law, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect and cannot be avoided by the Bank's taking reasonable measures available to it. From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest (and, if this Note is a definitive bearer Note, any interest coupons appertaining hereto (whether or not attached) maturing after the redemption date shall become void and no payment shall be made in respect thereof), and the only right of the holder of this Note shall be to receive payment of the principal amount hereof (or, if this is an Original Issue Discount Note, the Amortized Face Amount hereof) and all unpaid interest accrued to such redemption date.

Events of Default, Acceleration of Maturity

In respect of this Note, the occurrence of any of the following events shall constitute an "Event of Default" with respect to this Note:

            (i) default in the payment of any interest (including any Additional Amounts) with respect to this Note when due, which continues for 30 days;

            (ii) default, in the payment of any principal of, or premium, if any, on, this Note when due;

            (iii) whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, the entry by a court having jurisdiction in the premises of:

                  (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law; or

                  (b) a decree or order appointing a conservator, receiver,
            liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action.

If an Event of Default shall occur and be continuing, the holder of this Note may declare the principal amount of, and accrued interest and premium, if any, on, this Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount (and premium, if any) and accrued interest shall become immediately due and payable. Any Event of Default with respect to this Note may be waived by the holder thereof.

This Note contains no limitation on the amount of senior debt, deposits or other obligations that rank senior to this Note that may be hereafter incurred or assumed by the Bank.

Miscellaneous

Notwithstanding anything to the contrary contained herein, if this Note is identified as a Discount Note on the face hereof (or, if this Note is in global form, in the Pricing Supplement), the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of this Note (other than as provided above in the event that Additional Amounts are required to be paid by the Bank with respect to this Note), the Initial Redemption Percentage specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement) (as adjusted by the Annual Redemption Percentage Reduction specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), if any) minus 100% multiplied by the Issue Price specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event the payment of which would constitute qualified stated interest payments within the meaning of U.S. Treasury Regulation 1. 1273-1 (c) under the Code. The "Amortized Face Amount" shall mean an amount equal to (i) the Issue Price plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid from the date of issue to the date of determination.

As used herein, "Business Day" means, unless otherwise specified on the face hereof (or, if this Note is in global form, in the Pricing Supplement), a day which is both (i) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in The City of New York, Glen Allen, Virginia, and London; and (ii) either (a) if this is a Note denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency (if other than the City of New York or London) or (b) if this is a Note denominated in euro, a day (other than a Saturday or a Sunday) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open. As used herein, "London Business Day" means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in London.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Bank or by the Paying Agents in pursuance of such action.

In case any Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Registrar or London Issuing Agent, as the case may be, and such other documents or proof as may be required by the Bank and the Registrar or London Issuing Agent, as the case may be, shall be delivered to the Registrar or London Issuing Agent, as the case may be, the Registrar or London Issuing Agent, as the case may be, shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Bank and the Registrar or London Issuing Agent, as the case may be, that such Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Registrar or London Issuing Agent, as the case may be. Upon the issuance of any substituted Note, the Bank may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor organization, either directly or through the Bank or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Notes are issued in accordance with the Global Agency Agreement. The Notes, and any receipts or interest coupons appertaining thereto, may be amended by the Bank, and the Global Agency Agreement may be amended by the parties thereto, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, (ii) to make any further modifications of the terms of the Global Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which the Bank (and, in the case of the Global Agency Agreement, the parties thereto) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, or any receipts, talons or interest coupons appertaining thereto, to all of which each holder of Notes, receipts, talons or interest coupons shall, by acceptance thereof, be deemed to have consented; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (1) change the Maturity Date with respect to any Note or reduce or cancel the amount payable at Maturity; (2) reduce the amount payable or modify the payment date for any interest with respect to any Note or vary the method of calculating the rate of interest with respect to any Note; (3) reduce any Minimum Interest Rate and/or Maximum Interest Rate with respect to any Note; (4) modify the currency in which payments under any Note and/or any receipts, coupons or talons appertaining thereto are to be made; (5) change the obligation of the Bank to pay Additional Amounts with respect to Notes, receipts, talons or coupons; or (6) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify the provisions of the Notes or to waive any future compliance or past default. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to this Agreement or the provisions of the Notes, receipts, talons or coupons shall be conclusive and binding on all holders of Notes, receipts, talons or coupons, whether or not notation of such modifications, amendments or waivers is made upon the Notes, receipts, talons or coupons. It will not be necessary for the consent of the holders of Notes to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

No provision of this Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of (and premium, if any) and interest on, and any Additional Amounts with respect to, this Note in the Specified Currency indicated on the face hereof (or, as provided herein, in the equivalent in U.S. dollars) at the times, places and rate herein prescribed.

No service charge shall be made to a holder of this Note for any transfer or exchange of this Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

If this Note is in registered form, prior to due presentment of this Note for registration of transfer, the Bank, Domestic Paying Agent, Registrar, London Paying Agent, Luxembourg Paying Agent, Transfer Agent and Listing Agent (collectively, together with any successors thereto, the "Agents") or any agent of the Bank or the Agents may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Bank, the Agents nor any such agent shall be affected by notice to the contrary except as required by applicable law.

All notices to the Bank under this Note shall be in writing and addressed to the Bank at Capital One Bank, 8000 Jones Branch Road, McLean, Virginia 22102, USA,
Attention: Treasurer; telephone: (703) 8751000; and facsimile: (703) 875-1099 or to such other address of the Bank as the Bank may notify the holders of the Notes.

                            OPTION TO ELECT REPAYMENT
                            -------------------------

The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at ______________

--------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned.)

For this Note to be repaid, the undersigned must give to the London Paying Agent, if this Note is in bearer form, at 9 Thomas More Street, London, E1W 1YT or, if this Note is in registered form, to the Domestic Paying Agent at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001-2697, United States of America, or to the London Paying Agent at its address, as the case may be, or at such other place or places of which the Bank shall from time to time notify the holders of the Notes not more than 60 days nor less than 30 days prior to the date of repayment, this Note (and, if this Note is in definitive bearer form, all interest coupons appertaining hereto maturing after the repayment date) with this "Option to Elect Repayment" form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of US$1,000, or equivalent denominations in other currencies) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination specified on the face of the within Note) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

US$__________________________               ________________________________
                                            Signature
Dated: ______________________               NOTICE: The signature on this
                                            "Option to Elect Repayment" form
                                            must correspond with the name as
                                            written upon the face of the within
                                            Note in every particular, without
                                            alteration or enlargement or any
                                            change whatsoever.

---------------------------------
      Signature Guarantee

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers,
savings and  loan associations, and
credit unions with membership in an
approved signature guarantee
medallion program), pursuant to
Rule 17Ad- 15 under the Securities
Exchange Act of 1934.